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                                                                   EXHIBIT 99.1

         In response to numerous questions from investors and other members of the financial community, Fifth Third Bancorp has developed the document attached as Exhibit 99.2 containing historical unaudited financial information restated for the effect of its April 2, 2001 acquisition of Old Kent Financial Corporation. Fifth Third previously provided on March 6, 2001 certain limited financial information on a restated, pooled basis for the individual quarters in 2000 as well as the fiscal year ending December 31, 2000. The purpose of this release is to provide additional detail in restated, pooled financial information for prior periods as well as for the first quarter of 2001 including final reclassifications required to conform the reporting practices of the two companies. Old Kent's first quarter 2001 financial results were in line with expectations, but were affected by adjustments to conform Old Kent to Fifth Third's loan loss reserve and mortgage servicing rights valuation practices.

         In addition to this restated financial information, management is also providing a general trend overview of Fifth Third's objectives, financial condition and results of operation as for the second quarter and the remainder of 2001.


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                         MANAGEMENT DISCUSSION OF TRENDS


FEE BUSINESSES
In general, management expects growth trends in fee revenue to be similar to recent periods. Specifically, by major category:

Data Processing
Fifth Third believes that recent year-over-year growth rates in excess of 25 percent are sustainable for the remainder of 2001 based on:

o Continued success in selling significant new customer relationships and subsequent transaction volumes

o    A solid pipeline of unconverted new business and new sales leads.

o    New product opportunities.

o Continued strong trends in the mix of retail transaction volumes to electronic forms of payment, combined with our demonstrated commitment to remain the most reliable and technologically-advanced provider.

Investment Advisory
Management expects year-over-year growth rates in this business to be in the range of 10 percent throughout the remainder of the year. Obviously, trends may be affected to some degree by financial market performance, but sales results are solid and accelerating. Fifth Third has increased its sales force in private client services and institutional asset management and will continue to emphasize growth across all business lines. New affiliate markets represent a substantial opportunity for growth as we bring the business mix of new Fifth Third affiliates towards that of our oldest and most profitable affiliates.

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Other Fees
o Consumer and Commercial service charges on deposits should continue at recent growth rates as deposit sales campaigns generate net new accounts and as Fifth Third's experience is applied in the new markets added with Old Kent.

o The growth in treasury management fees continues to accelerate, reflecting Fifth Third's emphasis on deposit accounts as the core relationship product and cross-sell base.

o Mortgage Banking fees over the remainder of the year will be affected considerably by the divestitures of the former Old Kent out-of-market mortgage production.

Expenses
o As previously disclosed, Fifth Third expects second quarter expenses to be higher sequentially and year-over-year than recent trends because nearly all of the Old Kent merger conversions occur in the second half of the year. A higher level of expenses is being maintained through second and third quarter to ensure a smooth integration and preserve future revenue opportunities.

o Also as previously disclosed, second quarter will include a portion of the merger-related charges for the Old Kent acquisition. The pretax merger charge in the second quarter is expected to be approximately $250 million, with the remaining charges incurred in later quarters.




NET INTEREST INCOME AND MARGIN
Management expects high single-digit percentage growth in net interest income in the second quarter fueled by a stable net interest margin and modest earning asset growth. Other trends affecting net interest income:

o Lower overall funding costs due to lower interest rates of all categories, somewhat mitigated by asset repricing and the resulting decline in the contribution of free funds.

o Success in the decrease of deposit rates of interest, commensurate with recent rate cuts, without evidence of negative impacts on the level of balances outstanding. Fifth Third's overall deposit pricing remains highly competitive with market conditions, and balance trends are closely monitored.


BALANCE SHEET TRENDS

o Direct installment loan balances are expected to continue to show strong growth through the second quarter.

o Commercial loans and leases are expected to experience low double-digit year-over-year growth in the second quarter 2001.

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o    Total average earning asset growth should remain relatively modest in the near term and should approximate the year-over-year growth rate seen in first quarter's pooled results.

o Recent positive trends in the mix of deposits is expected to continue in the near term, highlighted by sequential and year-over-year growth in demand deposits and interest checking due to the better than expected success of deposit campaigns in new and existing markets.


CREDIT QUALITY

o Sequentially, credit quality is expected to improve slightly, with net charge-offs expected to stabilize for the reminder of the year in the range of 40 bp as a percentage of average loans and leases, down from the 46 bp level in the first quarter.

o The amount of nonperforming assets (nonaccrual loans and leases plus OREO) is expected to remain relatively flat in the second quarter as compared to first quarter's $220 million.

o As in prior quarters, individual credit flows into nonaccrual status during the second quarter remain small in dollar amount.

o    Consumer credit trends continue to be stable in the second quarter.



OTHER ITEMS

o Old Kent's first quarter 2001 financial results were in line with expectations, but were affected by adjustments to conform Old Kent to Fifth Third's loan loss reserve and mortgage servicing rights valuation practices.

o The first of four scheduled conversions of the Old Kent acquisition was completed successfully in May. Extensive customer satisfaction surveys indicated that greater than 97 percent of the customers in the market had a favorable impression of the process.

o During the remainder of the year, Fifth Third expects financial results to be affected by the:

     - Planned divestiture of the former Old Kent small-ticket leasing business and sub-prime lending portfolio in the second quarter

     - Planned divestiture of the former Old Kent out-of-market mortgage production in the third quarter.

     - Sale of branches in Arizona in the third quarter and those required by the Justice Department as a condition for approval of the Old Kent merger in the second quarter.

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o    Fifth Third will report second quarter earnings on JULY 16, 2001 PRIOR TO
     THE MARKET OPENING and will again host a conference call to be held the morning of the release.


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This document contains forward-looking statements about Fifth Third Bancorp which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third does business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third is engaged; (6) changes in the securities markets; Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third.